UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/24/2011

Air Products and Chemicals, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-4534

Delaware	23-1274455
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7201 Hamilton Boulevard
Allentown, Pennsylvania
18195-1501
(Address of principal executive offices, including zip code)

(610) 481-4911
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors has elected Susan K. Carter director of the Company effective 20 July 2011. Her term will expire at the Annual Meeting of Shareholders in January 2012. Committee assignments will be determined for Ms. Carter at a later date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.

Date: May 25, 2011	By:	/s/ Paul E. Huck
Paul E. Huck
Senior Vice President and Chief Financial Officer